Exhibit T3A-17

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CC PROCUREMENT LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 2017, AT 2:28 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6436488 8100 SR# 20174607534	Authentication: 202667234 Date: 06-07-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:28 PM 06/06/2017

FILED 02:28 PM 06/06/2017

SR 20174607534 - File Number 6436488

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

CC PROCUREMENT LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of CC Procurement LLC is being duly executed and filed by Samuel B. Silverman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101 et seg.), as amended from time to time.

FIRST:	The name of the limited liability company formed hereby is CC Procurement LLC.

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808.

THIRD:	The name and address of the registered agent for service of process on the limited liability company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of June 6, 2017.

By:	/s/ Michael Abbott
Name:	Michael Abbott
Title:	Authorized Person